Exhibit 99.13

         (Text of graph posted to Ashland Inc.'s website concerning
                    Valvoline's lubricant sales gallons

                     3 Month Rolling Average (millions)

                  2002      2003      2004      2005      2006      2007
                 ------    ------    ------    ------    ------    ------
January           15.1      14.3      13.6      13.1      13.1      12.3
February          15.0      14.5      14.5      12.9      13.2      12.7
March             16.2      16.2      15.8      14.1      14.7
April             17.1      16.7      16.8      15.1      15.0
May               18.1      17.2      16.9      16.0      15.6
June              17.9      16.4      16.7      16.0      15.0
July              17.0      16.6      16.8      15.4      14.7
August            17.3      16.4      16.5      15.0      14.4
September         17.8      17.1      16.8      14.7      13.7
October           17.5      17.3      15.6      14.5      14.0
November          16.0      16.1      15.3      13.7      13.2
December          14.8      14.6      13.7      12.8      12.8